THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

                 Financial Statements and Supplemental Schedules

                        December 31, 1995, 1994 and 1993


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Savings Plan Committee
The Gillette Company Employees' Savings Plan:


We have audited the statements of net assets available for plan benefits of The Gillette Company Employees' Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of The Gillette Company Employees' Savings Plan at December 31, 1995 and 1994, and the changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




May 17, 1996

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

               Statement of Net Assets Available for Plan Benefits

                                December 31, 1995


                                                                                          Fidelity
                                                                                         Retirement                      Fidelity
                                                     Gillette      Fidelity              Government                        U.S.
                                                      Company    Intermediate   Fixed      Money    Fidelity  Fidelity    Equity
                                                       Stock         Bond       Income     Market   Magellan  Balanced     Index
                                                       Fund          Fund        Fund    Portfolio    Fund      Fund     Portfolio
                                                       ----          ----        ----    ---------    ----      ----     ---------
Assets:
Investments
Gillette Common Stock                               $881,824,305      --            --        --         --         --         --
Guaranteed Investment Contracts:
Allstate Life                                               --        --       4,920,435      --         --         --         --
Canada Life                                                 --        --       3,934,567      --         --         --         --
CDC Capital                                                 --        --      10,276,912      --         --         --         --
Confederation Life                                          --        --       2,912,057      --         --         --         --
Connecticut General                                         --        --      26,679,299      --         --         --         --
Continental Assurance                                       --        --       6,548,505      --         --         --         --
Deutsche Bank                                               --        --      10,070,288      --         --         --         --
Hartford Life                                               --        --       6,581,463      --         --         --         --
J.P. Morgan                                                 --        --      10,387,706      --         --         --         --
John Hancock                                                --        --      14,282,324      --         --         --         --
Life of Virginia                                            --        --       2,322,628      --         --         --         --
Lincoln National                                            --        --      10,488,932      --         --         --         --
Massachusetts Mutual                                        --        --       1,060,402      --         --         --         --
Metropolitan Life                                           --        --      10,743,170      --         --         --         --
New York Life                                               --        --      11,398,977      --         --         --         --
Pacific Mutual                                              --        --      10,019,902      --         --         --         --
Peoples Security Life                                       --        --      75,399,758      --         --         --         --
Principal Mutual                                            --        --       1,465,616      --         --         --         --
Protective Life                                             --        --       7,419,379      --         --         --         --
Provident Life                                              --        --      11,161,487      --         --         --         --
Prudential Ins. Co                                          --        --      12,520,268      --         --         --         --
State Mutual Life                                           --        --       8,581,221      --         --         --         --
Sunamerica Life                                             --        --       5,607,475      --         --         --         --
Transamerica Life                                           --        --       9,174,479      --         --         --         --
Registered Investment Companies
Fidelity Intermediate Bond Fund                             --   9,354,053          --        --         --         --         --
Fidelity Short-term Investment Fund                         --        --         933,848      --         --         --         --
Fidelity Retirement Government Money
Market Portfolio                                            --        --            --   3,220,569       --         --         --
Fidelity Magellan Fund                                      --        --            --        --   36,325,915       --         --
Fidelity Balanced Fund                                      --        --            --        --         --   15,132,881       --
Fidelity U.S. Equity Index Portfolio                        --        --            --        --         --         --   44,600,059
Fidelity Growth Company Fund                                --        --            --        --         --         --         --
Participant Loans                                           --        --            --        --         --         --         --
                                                    ------------ ---------   ----------- --------- ---------- ---------- ----------
Total investments                                    881,824,305 9,354,053   274,891,098 3,220,569 36,325,915 15,132,881 44,600,059
                                                     ----------  ---------   ----------- --------- ---------- ---------- ----------



Net assets available for plan benefits              $881,824,305 9,354,053   274,891,098 3,220,569 36,325,915 15,132,881 44,600,059
                                                    ============ =========   =========== ========= ========== ========== ==========

See accompanying notes to financial statements.

                                                   Fidelity
                                                    Growth      Participant
                                                    Company        Loan
                                                     Fund          Fund         Total
                                                      ----         ----         -----
Assets:
Investments
Gillette Common Stock                                      --         --     881,824,305
Guaranteed Investment Contracts:
Allstate Life                                              --         --       4,920,435
Canada Life                                                --         --       3,934,567
CDC Capital                                                --         --      10,276,912
Confederation Life                                         --         --       2,912,057
Connecticut General                                        --         --      26,679,299
Continental Assurance                                      --         --       6,548,505
Deutsche Bank                                              --         --      10,070,288
Hartford Life                                              --         --       6,581,463
J.P. Morgan                                                --         --      10,387,706
John Hancock                                               --         --      14,282,324
Life of Virginia                                           --         --       2,322,628
Lincoln National                                           --         --      10,488,932
Massachusetts Mutual                                       --         --       1,060,402
Metropolitan Life                                          --         --      10,743,170
New York Life                                              --         --      11,398,977
Pacific Mutual                                             --         --      10,019,902
Peoples Security Life                                      --         --      75,399,758
Principal Mutual                                           --         --       1,465,616
Protective Life                                            --         --       7,419,379
Provident Life                                             --         --      11,161,487
Prudential Ins. Co                                         --         --      12,520,268
State Mutual Life                                          --         --       8,581,221
Sunamerica Life                                            --         --       5,607,475
Transamerica Life                                          --         --       9,174,479
Registered Investment Companies
Fidelity Intermediate Bond Fund                            --         --       9,354,053
Fidelity Short-term Investment Fund                        --         --         933,848
Fidelity Retirement Government Money
Market Portfolio                                           --         --       3,220,569
Fidelity Magellan Fund                                     --         --      36,325,915
Fidelity Balanced Fund                                     --         --      15,132,881
Fidelity U.S. Equity Index Portfolio                       --         --      44,600,059
Fidelity Growth Company Fund                         25,058,209       --      25,058,209
Participant Loans                                          --   22,513,368    22,513,368
                                                    ----------- ---------- -------------
Total investments                                    25,058,209 22,513,368 1,312,920,457
Net amount due from Parker Pen 401(k) Plan (note 9)
                                                    ----------- ---------- -------------

Net assets available for plan benefits               25,058,209 22,513,368 1,312,920,457
                                                    =========== ========== =============

See accompanying notes to financial statements.

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

               Statement of Net Assets Available for Plan Benefits

                                December 31, 1994


                                                                                        Fidelity
                                                                                       Retirement                      Fidelity
                                                    Gillette      Fidelity             Government                        U.S.
                                                    Company     Intermediate  Fixed      Money     Fidelity  Fidelity   Equity
                                                     Stock          Bond      Income     Market    Magellan  Balanced    Index
                                                     Fund           Fund       Fund    Portfolio    Fund      Fund     Portfolio
                                                     ----           ----       ----    ---------    ----      ----     ---------
Assets:
Investments:
Gillette Common Stock                               $614,541,212      --          --        --         --         --         --
Guaranteed Investment Contracts, at contract value:
Allstate                                                    --        --     6,716,486      --         --         --         --
Canada Life                                                 --        --     7,860,918      --         --         --         --
Cigna                                                       --        --    30,045,348      --         --         --         --
CNA Insurance                                               --        --     6,086,104      --         --         --         --
Confederation Life Insurance                                --        --     2,854,954      --         --         --         --
Hartford Life Insurance                                     --        --     6,150,898      --         --         --         --
John Hancock                                                --        --    33,559,824      --         --         --         --
Life of Virginia                                            --        --     2,539,261      --         --         --         --
Lincoln National                                            --        --    10,488,931      --         --         --         --
Massachusetts Mutual                                        --        --     1,429,514      --         --         --         --
Metropolitan Life Insurance                                 --        --    12,199,042      --         --         --         --
New York Life Insurance                                     --        --    14,919,693      --         --         --         --
Pacific Mutual                                              --        --    21,923,243      --         --         --         --
Peoples Security Life                                       --        --    12,656,517      --         --         --         --
Principal Financial Group                                   --        --     8,478,191      --         --         --         --
Protective Life                                             --        --    13,586,349      --         --         --         --
Provident Life                                              --        --    21,047,413      --         --         --         --
Provident National                                          --        --     2,456,424      --         --         --         --
Prudential Life Insurance                                   --        --    37,857,870      --         --         --         --
Sun Life Insurance                                          --        --    13,037,437      --         --         --         --
Registered Investment Companies:
Fidelity Intermediate Bond Fund                             --   8,529,941        --        --         --         --         --
Fidelity Short-term Investment Fund                         --        --    12,118,472      --         --         --         --
Fidelity Retirement Government Money
Market Portfolio                                            --        --          --   3,769,207       --         --         --
Fidelity Magellan Fund                                      --        --          --        --   25,364,419       --         --
Fidelity Balanced Fund                                      --        --          --        --         --   14,006,170       --
Fidelity U.S. Equity Index Portfolio                        --        --          --        --         --         --   33,543,267
Fidelity Growth Company Fund                                --        --          --        --         --         --         --
Participant loans                                           --        --          --        --         --         --         --
                                                    ------------ --------- ----------- --------- ---------- ---------- ----------
Total investments                                    614,541,212 8,529,941 278,012,889 3,769,207 25,364,419 14,006,170 33,543,267
                                                    ------------ --------- ----------- --------- ---------- ---------- ----------

Net assets available for plan benefits              $614,541,212 8,529,941 278,012,889 3,769,207 25,364,419 14,006,170 33,543,267
                                                    ============ ========= =========== ========= ========== ========== ==========

See accompanying notes to financial statements.

                                                     Fidelity
                                                      Growth    Participant
                                                      Company      Loan
                                                       Fund        Fund        Total
                                                       ----        ----        -----
Assets:
Investments:
Gillette Common Stock                                     --         --     614,541,212
Guaranteed Investment Contracts, at contract value:
Allstate                                                  --         --       6,716,486
Canada Life                                               --         --       7,860,918
Cigna                                                     --         --      30,045,348
CNA Insurance                                             --         --       6,086,104
Confederation Life Insurance                              --         --       2,854,954
Hartford Life Insurance                                   --         --       6,150,898
John Hancock                                              --         --      33,559,824
Life of Virginia                                          --         --       2,539,261
Lincoln National                                          --         --      10,488,931
Massachusetts Mutual                                      --         --       1,429,514
Metropolitan Life Insurance                               --         --      12,199,042
New York Life Insurance                                   --         --      14,919,693
Pacific Mutual                                            --         --      21,923,243
Peoples Security Life                                     --         --      12,656,517
Principal Financial Group                                 --         --       8,478,191
Protective Life                                           --         --      13,586,349
Provident Life                                            --         --      21,047,413
Provident National                                        --         --       2,456,424
Prudential Life Insurance                                 --         --      37,857,870
Sun Life Insurance                                        --         --      13,037,437
Registered Investment Companies:
Fidelity Intermediate Bond Fund                           --         --       8,529,941
Fidelity Short-term Investment Fund                       --         --      12,118,472
Fidelity Retirement Government Money
Market Portfolio                                          --         --       3,769,207
Fidelity Magellan Fund                                    --         --      25,364,419
Fidelity Balanced Fund                                    --         --      14,006,170
Fidelity U.S. Equity Index Portfolio                      --         --      33,543,267
Fidelity Growth Company Fund                        12,503,500       --      12,503,500
Participant loans                                         --   18,206,690    18,206,690
                                                    ---------- ---------- -------------
Total investments                                   12,503,500 18,206,690 1,008,477,295
                                                    ---------- ---------- -------------

Net assets available for plan benefits              12,503,500 18,206,690 1,008,477,295
                                                    ========== ========== =============

See accompanying notes to financial statements.

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

         Statement of Changes in Net Assets Available for Plan Benefits

                      For the year ended December 31, 1995

                                                                                                Fidelity
                                                                                               Retirement
                                                        Gillette      Fidelity                 Government
                                                        Company     Intermediate    Fixed        Money       Fidelity     Fidelity
                                                         Stock          Bond        Income       Market      Magellan     Balanced
                                                         Fund           Fund         Fund      Portfolio       Fund         Fund
                                                         ----           ----         ----      ---------       ----         ----
Additions to net assets attributed to:
Investment income:
Dividends on Gillette Common Stock                   $   9,131,552         --            --          --           --           --
Interest income                                               --           --      18,273,773        --           --           --
Interest earned on loans                                   867,292       20,092       267,710      34,266      201,721       70,154
Income earned on registered investment
companies                                                     --        563,144       664,110     191,207    2,075,654      624,323
Net appreciation in the fair value of investments      248,897,067      506,504          --          --      6,136,423    1,372,542
                                                       -----------  ------------  ------------ ----------- ------------ -----------
                                                       258,895,911    1,089,740    19,205,593     225,473    8,413,798    2,067,019

Contributions:
Employee contributions                                  17,240,404      568,578     5,359,461     891,490    6,171,529    2,450,105
Employer contributions                                  14,665,668         --            --          --           --           --
Transfer of assets from Parker Pen
401(k) Plan (note 9)                                          --           --       208,457        --           --        146,027
                                                     -------------  -----------  ------------  ----------  -----------  -----------

Total additions                                        290,801,983    1,658,318    24,773,511   1,116,963   14,585,327    4,663,151

Deductions from net assets attributed to:
Benefit payments                                       (30,405,841)    (565,376)  (19,275,291)   (423,337)  (1,387,036)    (685,953)
Forfeitures                                               (135,743)        --            --          --           --           --
                                                     -------------  -----------  ------------  ----------  -----------  -----------

Total deductions                                       (30,541,584)    (565,376)  (19,275,291)   (423,337)  (1,387,036)    (685,953)

Net increase (decrease) prior to interfund transfers   260,260,399    1,092,942     5,498,220     693,626   13,198,291    3,977,198

Net transfers in (out):
Loans issued                                            (5,591,861)    (107,448)   (4,318,870)   (209,602)  (1,335,490)    (337,933)
Loans repaid                                             4,842,533      146,114     1,659,995     204,643    1,165,420      416,369
Other transfers                                          7,772,022     (307,496)   (5,961,136) (1,237,305)  (2,066,725)  (2,928,923)
                                                     -------------  -----------  ------------  ----------  -----------  -----------
                                                         7,022,694     (268,830)   (8,620,011) (1,242,264)  (2,236,795)  (2,850,487)

Net increase (decrease)                                267,283,093      824,112    (3,121,798)   (548,638)  10,961,496    1,126,711

Net assets available for plan benefits:
Beginning of year                                      614,541,212    8,529,941   278,012,889   3,769,207   25,364,419   14,006,170
                                                     -------------  -----------  ------------  ----------  -----------  -----------

End of year                                          $ 881,824,305    9,354,053   274,891,098   3,220,569   36,325,915   15,132,881
                                                     =============  ===========  ============  ==========  ===========  ===========

See accompanying notes to financial statements.

                                                        Fidelity
                                                          U.S.        Fidelity
                                                         Equity        Growth     Participant
                                                         Index         Company       Loan
                                                       Portfolio        Fund         Fund          Total
                                                       ---------        ----         ----          -----
Additions to net assets attributed to:
Investment income:
Dividends on Gillette Common Stock                            --           --            --         9,131,552
Interest income                                               --           --            --        18,937,883
Interest earned on loans                                    51,183       96,437          --         1,608,855
Income earned on registered investment
companies                                                1,091,395    1,120,235          --         5,665,958
Net appreciation in the fair value of investments       10,832,516    3,760,024          --       271,505,076
                                                       -----------  -----------  ------------  --------------
                                                        11,975,094    4,976,696          --       306,849,324

Contributions:
Employee contributions                                   1,684,975    3,587,684          --        37,954,226
Employer contributions                                        --           --      14,665,668
Transfer of assets from Parker Pen
401(k) Plan (note 9)                                     221,060         --         172,537       748,081
                                                       -----------  -----------  ------------  --------------

Total additions                                         13,881,129    8,564,380       172,537     360,217,299

Deductions from net assets attributed to:
Benefit payments                                        (1,363,790)    (897,579)     (634,191)    (55,638,394)
Forfeitures                                                   --           --        (135,743)
                                                       -----------  -----------  ------------  --------------

Total deductions                                        (1,363,790)    (897,579)     (634,191)    (55,774,137)

Net increase (decrease) prior to interfund transfers    12,517,339    7,666,801      (461,654)    304,443,162

Net transfers in (out):
Loans issued                                            (1,543,055)    (574,431)   14,018,690            --
Loans repaid                                               273,630      541,654    (9,250,358)           --
Other transfers                                           (191,122)   4,920,685          --              --
                                                       -----------  -----------  ------------  --------------
                                                        (1,460,547)   4,887,908     4,768,332            --

Net increase (decrease)                                 11,056,792   12,554,709     4,306,678     304,443,162

Net assets available for plan benefits:
Beginning of year                                       33,543,267   12,503,500    18,206,690   1,008,477,295
                                                       -----------  -----------  ------------  --------------

End of year                                             44,600,059   25,058,209    22,513,368   1,312,920,457
                                                       ===========  ===========  ============  ==============

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

         Statement of Changes in Net Assets Available for Plan Benefits

                      For the year ended December 31, 1994

                                                                                                      Fidelity
                                                                                                     Retirement
                                                           Gillette      Fidelity                    Government
                                                           Company     Intermediate       Fixed        Money          Fidelity
                                                            Stock          Bond          Income        Market         Magellan
                                                            Fund           Fund           Fund        Portfolio         Fund
                                                            ----           ----           ----        ---------         ----
Additions to net assets attributed to:
Investment income:
Dividends on Gillette Common Stock                    $   7,821,941           --             --             --            --
Interest income                                                --             --       19,092,798           --            --
Interest earned on loans                                    453,481         16,679        187,596         31,373       171,313
Income earned on registered investment
companies                                                      --          654,195           --          127,369       892,348
Net appreciation (depreciation) in the
fair value of investments                               125,259,640       (854,224)          --             --      (1,485,087)
                                                       ------------   ------------   ------------    -----------   -----------
                                                        133,535,062       (183,350)    19,280,394        158,742      (421,426)

Contributions:
Employee contributions                                   11,598,877        679,685      6,125,910        890,243     7,180,773
Employer contributions                                   13,773,890           --             --             --            --
                                                       ------------   ------------   ------------    -----------   -----------

Total additions                                         158,907,829        496,335     25,406,304      1,048,985     6,759,347

Deductions from net assets attributed to:
Benefit payments                                        (19,443,509)      (479,043)   (18,158,557)      (569,577)     (839,612)
Forfeitures                                                 (84,098)          --             --             --            --
                                                       ------------   ------------   ------------    -----------   -----------
Total deductions                                        (19,527,607)      (479,043)   (18,158,557)      (569,577)     (839,612)

Net increase (decrease) prior to interfund transfers    139,380,222         17,292      7,247,747        479,408     5,919,735

Net transfers in (out):
Loans issued                                             (3,017,398)       (91,502)    (6,501,220)      (239,476)   (1,260,428)
Loans repaid                                              2,559,551         93,062      1,202,953        213,033     1,018,899
Other transfers                                         (16,669,323)    (1,168,149)    11,417,844        233,403     5,526,157
                                                       ------------   ------------   ------------    -----------   -----------
                                                        (17,127,170)    (1,166,589)     6,119,577        206,960     5,284,628

Net increase (decrease)                                 122,253,052     (1,149,297)    13,367,324        686,368    11,204,363

Net assets available for plan benefits:
Beginning of year                                       492,288,160      9,679,238    264,645,565      3,082,839    14,160,056
                                                       ------------   ------------   ------------    -----------   -----------

End of year                                        $    614,541,212      8,529,941    278,012,889      3,769,207    25,364,419
                                                       ============   ============   ============    ===========   ===========

See accompanying notes to financial statements.

                                                                      Fidelity
                                                                        U.S.         Fidelity
                                                        Fidelity       Equity         Growth       Participant
                                                        Balanced        Index         Company         Loan
                                                          Fund        Portfolio        Fund           Fund         Total
                                                          ----        ---------        ----           ----         -----
Additions to net assets attributed to:
Investment income:
Dividends on Gillette Common Stock                    $       --            --            --             --        7,821,941
Interest income                                               --            --            --             --       19,092,798
Interest earned on loans                                    58,579        33,224        72,657           --        1,024,902
Income earned on registered investment
companies                                                  442,386     1,108,382       475,767           --        3,700,447
Net appreciation (depreciation) in the
fair value of investments                               (1,262,680)     (762,569)     (685,336)          --      120,209,744
                                                       -----------   -----------   ------------   ------------  ------------
                                                          (761,715)      379,037       (136,912)          --     151,849,832

Contributions:
Employee contributions                                   3,125,103     1,762,379     3,852,940           --       35,215,910
Employer contributions                                        --            --            --             --       13,773,890
                                                       -----------   -----------   ------------   ------------ -------------

Total additions                                          2,363,388     2,141,416     3,716,028

Deductions from net assets attributed to:
Benefit payments                                          (705,328)   (1,009,128)     (390,618)      (358,426)   (41,953,798)
Forfeitures                                                   --            --         --                --             --
                                                       -----------   -----------  ------------   ------------  -------------
Total deductions                                          (705,328)   (1,009,128)     (390,618)      (358,426)   (42,037,896)

Net increase (decrease) prior to interfund transfers     1,658,060     1,132,288     3,325,410       (358,426)   158,801,736)

Net transfers in (out):
Loans issued                                              (312,651)   (2,323,438)     (522,960)    14,269,073           --
Loans repaid                                               298,371       227,380       478,463     (6,091,712)          --
Other transfers                                          2,869,666    (5,284,981)    3,075,383           --             --
                                                       -----------   -----------  ------------   ------------  -------------
                                                         2,855,386    (7,381,039)    3,030,886      8,177,361           --

Net increase (decrease)                                  4,513,446    (6,248,751)    6,356,296      7,818,935    158,801,736

Net assets available for plan benefits:
Beginning of year                                        9,492,724    39,792,018     6,147,204     10,387,755    849,675,559
                                                       -----------   -----------  ------------   ------------  -------------

End of year                                        $    14,006,170    33,543,267    12,503,500     18,206,690  1,008,477,295
                                                       ===========   ===========   ============   ============ =============

See accompanying notes to financial statements.

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

         Statement of Changes in Net Assets Available for Plan Benefits

                      For the year ended December 31, 1993

                                                                                                     Fidelity
                                                                                                    Retirement
                                               Gillette      Fidelity                               Government
                                               Company    Intermediate     Fixed       Interest       Money        Fidelity
                                                Stock         Bond         Income       Income        Market       Magellan
                                                Fund          Fund          Fund         Fund       Portfolio        Fund
                                                ----          ----          ----         ----       ---------        ----
Additions to net assets attributed to:
Investment income:
Dividends on Gillette Common Stock        $   6,424,164          --            --            --           --           --
Interest income                                  17,373          --      17,346,114     3,365,639         --           --
Interest earned on loans                         58,057         2,469        23,345          --          4,370       23,968
Income earned on registered investment
companies                                          --         749,989          --            --          5,580      761,152
Net appreciation (depreciation) in the
fair value of investments                    22,948,025       326,933          --            --           --       (564,780)
                                           ------------  ------------  ------------   -----------  -----------  -----------
                                             29,447,619     1,079,391    17,369,459     3,365,639        9,950      220,340

Contributions:
Employee contributions                       10,355,040       513,308     5,774,162     4,411,897      563,505    3,126,040
Employer contributions                       11,983,386          --            --            --           --           --

Transfer of assets from the Oral-B
Laboratories Savings Plan (note 9)           14,279,889          --            --            --      2,283,104         --
                                           ------------  ------------  ------------  -----------  -----------  -----------

Total additions                              66,065,934     1,592,699    23,143,621     7,777,536    2,856,559    3,346,380

Deductions from net assets attributed to:
Benefit payments                            (18,276,772)     (975,679)  (17,836,500)   (1,877,775)     (15,008)    (113,355)
Forfeitures                                     (62,834)         --            --            --           --           --
                                           ------------  ------------  ------------  -----------  -----------  -----------
Total deductions                            (18,339,606)     (975,679)  (17,836,500)   (1,877,775)     (15,008)    (113,355)

Net increase prior to interfund transfers    47,726,328       617,020     5,307,121     5,899,761    2,841,551    3,233,025

Net transfers in (out):
Loans issued                                 (1,033,756)      (39,238)   (6,364,540)         --        (28,658)    (322,582)
Loans repaid                                    262,474        23,408       124,800          --         18,660      137,180
Investment Fund merger                             --            --      91,006,039   (91,006,039)        --           --
Other transfers                             (20,014,525)     (500,076)      976,580       155,207      251,286   11,112,433
                                           ------------  ------------  ------------   -----------  -----------  -----------
                                            (20,785,807)     (515,906)   85,742,879   (90,850,832)     241,288   10,927,031

Net increase (decrease)                      26,940,521       101,114    91,050,000   (84,951,071)   3,082,839   14,160,056

Net assets available for plan benefits:
Beginning of year                           465,347,639     9,578,124   173,595,565    84,951,071         --           --
                                           ------------  ------------  ------------   -----------  -----------  -----------

End of year                             $   492,288,160     9,679,238   264,645,565         --       3,082,839   14,160,056
                                           ============  ============  ============  ============  ===========  ===========

See accompanying notes to financial statements.

                                                         Fidelity
                                                           U.S.        Fidelity
                                             Fidelity     Equity        Growth    Participant
                                             Balanced      Index       Company       Loan
                                               Fund      Portfolio       Fund        Fund          Total
                                               ----      ---------       ----        ----          -----
Additions to net assets attributed to:
Investment income:
Dividends on Gillette Common Stock        $        --           --           --           --       6,424,164
Interest income                                    --          1,475         --           --      20,730,601
Interest earned on loans                          8,527        5,044        9,306         --         135,086
Income earned on registered investment
companies                                       328,421      862,003      548,033         --       3,255,178
Net appreciation (depreciation) in the
fair value of investments                      (218,765)   2,918,051     (345,635)        --      25,063,829
                                            -----------  -----------  -----------  ------------  -----------
                                                118,183    3,786,573      211,704         --      55,608,858

Contributions:
Employee contributions                        1,382,442    4,289,506    1,506,256         --      31,922,156
Employer contributions                             --           --           --           --      11,983,386

Transfer of assets from the Oral-B
Laboratories Savings Plan (note 9)                 --      2,325,689         --        572,829    19,461,511
                                           -----------  -----------  -----------  ------------  -----------

Total additions                               1,500,625   10,401,768    1,717,960      572,829   118,975,911

Deductions from net assets attributed to:
Benefit payments                                (55,050)  (1,080,594)     (30,592)        --     (40,261,325)
Forfeitures                                        --           --           --           --         (62,834)
                                           -----------  -----------  -----------  ------------  -----------
Total deductions                                (55,050)  (1,080,594)     (30,592)        --     (40,324,159)

Net increase prior to interfund transfers     1,445,575    9,321,174    1,687,368      572,829    78,651,752

Net transfers in (out):
Loans issued                                   (103,788)  (2,497,383)    (115,276)  10,505,221          --
Loans repaid                                     40,506       24,520       58,747     (690,295)         --
Investment Fund merger                             --           --           --           --            --
Other transfers                               8,110,431   (4,607,701)   4,516,365         --            --
                                            -----------  -----------  -----------  ------------  -----------
                                              8,047,149   (7,080,564)   4,459,836     9,814,926         --

Net increase (decrease)                       9,492,724    2,240,610    6,147,204    10,387,755   78,651,752

Net assets available for plan benefits:
Beginning of year                                  --     37,551,408         --           --     771,023,807
                                            -----------  -----------  -----------  ------------  -----------

End of year                             $     9,492,724   39,792,018    6,147,204    10,387,755  849,675,559
                                            ===========  ===========  ===========  ============  ===========

See accompanying notes to financial statements.

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 1995, 1994 and 1993


(1) Description of the Plan
      TheGillette Company Employees' Savings Plan (the "Plan") is a defined contribution plan sponsored by The Gillette Company (the "Company"). The following provides only general information and participants should refer to the Plan document for a more complete description of the Plan's provisions.

      (a) General
      ThePlan is a defined contribution plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Effective January 1, 1993 regular employees of the Company and its participating subsidiaries became eligible to join the Plan on date of hire.

      (b) Participant Contributions
      Eligible  employees  may  voluntarily  contribute  from 2% to 10% of their compensation as matched savings, and from 1% to 5% of their compensation as unmatched savings. All contributions must be in even 1% increments.

      Allmatched savings contributed by an employee are divided equally between tax deferred and taxed savings. Unmatched savings may be designated by an employee to be either tax deferred or taxed, but not both. Tax deferred contributions made by an employee in any plan year may not exceed the annual limit set by law, which was $9,240, $9,240 and $8,994 for 1995, 1994 and 1993, respectively.

      (c) Employer Contributions
      Forall employee contributions designated as matched savings, the Company will provide $1 for every $2 contributed by the employee. All matching contributions provided by the Company are invested in the Gillette Company Stock Fund.

      (d) Vesting
      Participants are immediately vested in their own employee contributions plus the actual earnings thereon. Matching contributions from the Company vest after the participant has completed the earliest of five years of service, two years from date of entry into the Plan, or the attainment of age 65. Participants are also 100% vested in the Company contributions credited to their accounts upon death, retirement, total and permanent disability, or layoff for lack of work when it is not probable that the participant will be recalled to work within one year of the layoff.

      (e) Participants' Accounts
      A separate account is established for each participant at the time of enrollment in the Plan. The balance in each account is invested, in accordance with the directions given by the participant, in one or more of the following Funds:

         Gillette Company Stock Fund
         Invests primarily in shares of The Gillette Company common stock.

         Fidelity Intermediate Bond Fund
         Invests primarily in intermediate maturity foreign and domestic bonds and seeks a high level of current income.

                                                                     (Continued)

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

                          Notes to Financial Statements


         Fixed Income Fund
         Seeks to preserve principal as well as generate interest income through investment in high quality short and intermediate term investment contracts as well as other instruments issued by insurance companies and banks. The Fixed Income Fund and Interest Income Fund merged effective July 1, 1993 to become the Fixed Income Fund.

         Fidelity Retirement Government Money Market Portfolio Seeks to keep invested principal stable while generating current interest or income by investing in high quality money market instruments issued or guaranteed by the U.S. government or its agencies.

         Fidelity Magellan Fund
         Seeks long-term capital appreciation by investing primarily in common stocks and other securities of all types of domestic and international companies in all industries.

         Fidelity Balanced Fund
         Seeks to provide the highest amount of income possible consistent with the preservation of capital by investing primarily in common and preferred stocks, and bonds.

         Fidelity U.S. Equity Index Portfolio
         Seeks to provide investment results that correspond to a recognized index of stock market performance, and invests primary in the common stocks of the companies that make up the designated stock index.

         Fidelity Growth Company Fund
         Seeks  long-term  capital   appreciation  by  investing   primarily  in
         securities of domestic and foreign growth-oriented companies.

      Each of the Funds may also hold a portion of its assets in short-term investments in order to meet liquidity needs for transfers, loans, and withdrawals.

      (f) Participant Loans
      Themaximum loan available to each participant is the lesser of (1) $50,000 reduced by the highest outstanding loan balance due from the participant during the preceding twelve months, or (2) 50% of the participant's vested account balance, reduced by the current outstanding loan balance due from the participant. The minimum loan amount available to participants is $500. Each loan shall bear interest at a rate determined by the Savings Plan Committee. Repayment of the loan must be made over a period not to exceed five years.

      (g) Plan Earnings
      As of the close of each business day, the Plan trustee is responsible for determining the fair market value of each of the investment options, which would include all accrued earnings. The increase or decrease in the fair market value of each investment fund since the preceding business day is allocated among the participant accounts invested in each fund based on the proportionate number of shares or units of the fund held by each participant at the close of the preceding business day.

                                                                     (Continued)

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

                          Notes to Financial Statements


      With  respect  to  the  Gillette   Company  Stock  Fund,  the  trustee  is
         responsible for determining the participants' accounts entitled to receive each quarterly dividend and the number of shares to be credited to each account, as of the quarterly ex-dividend date. On the dividend payment date, the trustee also makes all necessary adjustments to each participant account to reflect any differences between the value of such Company stock credited to participants' accounts and the actual purchase and sales price of such shares, along with any interest or other income earned by the Fund since the preceding dividend payment date. Such adjustments are included in the dividend credited to participants' accounts.

      (h) Benefit Payments
      Upon termination of employment, the participant or his or her surviving spouse or beneficiary, will receive a lump sum distribution of the participant's vested account balance, or if the account balance exceeds $3,500 at such time, he/she may elect to defer payment or receive periodic installments based on various methods. If the termination of employment is due to retirement, total and permanent disability or death, a participant (or surviving spouse) may also elect to have the proceeds of the distribution used to purchase an annuity contract for his/her benefit.

      Early withdrawals may also be made in the event of financial hardship and other circumstances, based upon special guidelines detailed in the Plan documents.

      (i) Forfeitures
      Forfeitures by Plan participants are used to reduce Company contributions.

(2) Summary of Significant Accounting Policies

      (a) Basis of Accounting
      Thepreparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from those estimated.

      Theaccompanying financial statements are presented on the accrual basis of accounting. Benefits payable at year end are not accrued for as they are considered to be a component of the net assets available for plan benefits.

      (b) Investments
      Investments are stated at fair value, which for shares of Company stock held in the Gillette Company Stock Fund, is defined as the composite closing price of the stock on the New York Stock Exchange. Guaranteed investment contracts and synthetic investment contracts are valued at contract value. The fair value for all other investment funds is determined daily by the trustee on a per share basis using security prices quoted on national exchanges, and amortized cost in the case of any short-term and money market securities held. Participant notes receivable are valued at cost, which approximates fair value.

      Security transactions received prior to 4:00 pm Eastern time by Fidelity are recognized on that business day. Transactions received after 4:00 pm Eastern time are valued as of the next business day. Interest income is recorded on the accrual basis and dividend income is recorded on the ex-dividend date.
                                                                     (Continued)

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

                          Notes to Financial Statements


      Netappreciation (depreciation) in the fair value of investments includes both realized and unrealized gains and losses.

      ThePlan's investments in guaranteed and synthetic investment contracts are valued at contract value which approximates fair value. Contract value represents contributions made under the contract plus interest at the contract rate. The crediting interest rate is variable for the synthetic contracts and is reset quarterly based upon the fair value of the underlying securities. The crediting interest rate is fixed for guaranteed contracts. The average yield and crediting interest rate as of December 31, 1995 for the Fixed Income Fund was 7.12% and 6.62%, respectively.

      At December 31, 1995 the fair value of the securities underlying the synthetic investment contracts is $82,430,810 and the contract value for these investment contracts is $80,785,997.

      (c) Payment of Benefits
      Benefits are recorded when paid.

(3) Funding Policy

      TheCompany's funding policy is to make contributions to the Plan in accordance with the manner described in note 1.

(4) Plan Termination

      TheCompany expects the Plan to continue indefinitely, but reserves the right to amend or terminate the Plan at its discretion. If the Plan is terminated or if contributions are completely discontinued, each participant's interest in that portion of his or her account balance attributable to Company contributions shall become fully vested. Upon termination of the Plan, the Trust may continue in existence at the direction of the Board of Directors of the Company, subject to the provisions of the Plan and the Trust agreement, or the Trust may be terminated and the assets distributed to participants.

(5) Unit Valuation

      Participants' accounts are maintained on a "unit value" basis. The total units used in valuing participant's accounts and the per unit values at December 31, 1994 and the four quarters ended December 31, 1995 are as follows:

                                         Gillette Company          Fidelity Intermediate
                                            Stock Fund                   Bond Fund            Fixed Income Fund
                                      Units           Value        Units         Value        Units          Value
         December 31, 1994          8,207,562    $    74.88       867,746   $     9.83      278,012,889   $  1.00
         March 31, 1995             8,472,813         81.63       861,245         9.99      272,576,397      1.00
         June 30, 1995             16,869,264         44.50       871,805        10.24      281,523,350      1.00
         September 30, 1995        16,821,645         47.63       895,250        10.23      280,938,990      1.00
         December 31, 1995         16,917,493         52.13       898,564        10.41      274,891,098      1.00

                                                                     (Continued)

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

                          Notes to Financial Statements

                                        Fidelity Retirement
                                         Government Money               Fidelity                  Fidelity
                                         Market Portfolio             Magellan Fund             Balanced Fund
                                      Units          Value         Units         Value        Units          Value
         December 31, 1994          3,769,207    $     1.00       379,707   $    66.80        1,139,640   $ 12.29
         March 31,1995              3,500,190          1.00       327,313        72.44        1,115,579     12.65
         June 30, 1995              3,423,398          1.00       334,425        83.50        1,142,285     13.01
         September 30, 1995         3,342,903          1.00       370,274        92.37        1,107,809     13.20
         December 31, 1995          3,220,568          1.00       422,493        85.98        1,119,296     13.52

                                             Fidelity                Fidelity Growth
                                    U.S.Equity Index Portfolio        Company Fund
                                      Units           Value        Units         Value
         December 31, 1994          1,983,635    $    16.91       458,676   $    27.26
         March 31,1995              1,882,719         18.44       424,170        29.18
         June 30, 1995              1,914,703         20.06       458,292        33.86
         September 30, 1995         1,928,164         21.54       542,335        37.87
         December 31, 1995          1,976,077         22.57       690,499        36.29

(6) Participation by Fund

      The total number of plan participants in each of the investment funds on December 31, 1995 and 1994 are as follows:

                                                                                                      1995        1994

              Gillette Company Stock Fund                                                             8,136       7,880
              Fidelity Intermediate Bond Fund                                                           864         991
              Fixed Income Fund                                                                       4,832       5,641
              Fidelity Retirement Government Money Market Portfolio                                     771         957
              Fidelity Magellan Fund                                                                  3,414       3,768
              Fidelity Balanced Fund                                                                  1,471       1,772
              Fidelity U.S. Equity Index Portfolio                                                    2,865       3,288
              Fidelity Growth Company Fund                                                            2,158       2,231

      The numbers shown above reflect the fact that participants may elect to invest in more than one fund.

(7) Administrative Expenses

      TheCompany bears all trustee and administrative costs of maintaining the Plan and investment expenses associated with the Fixed Income Fund and the Gillette Company Stock Fund. Investment expenses associated with the Fidelity funds offered as investment options under the Plan are deducted from the assets of each of those funds.

                                                                     (Continued)

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

                          Notes to Financial Statements


(8) Income Taxes

      A favorable tax determination letter was received from the Internal Revenue Service on July 19, 1994 stating that the existing Plan and its underlying trust qualified under section 401(a) of the Internal Revenue Code of 1986 (the "Code") as a profit sharing plan, and is exempt from federal income taxes. Further, the features of the Plan relating to tax deferred savings qualified under section 401(k) of the Code. In the opinion of the Plan administrator and the Plan's tax advisor, the Plan and its underlying trust have operated within the terms of the Plan document and remain qualified under the applicable provisions of the Internal Revenue Code.

(9) Plan Merger and Transfers

      Effective  March 31,  1995,  the account  balances  of certain  Parker Pen
         401(k) Plan (Parker Plan) participants were transferred into the Plan. The account balances of all remaining non-bargaining unit participants of the Parker Plan were transferred to the Plan on January 2, 1996.


      Effective  December  31, 1993,  the net assets of the Oral-B  Laboratories
         Savings Plan were merged into The Gillette Company Employees' Savings Plan and all investments of the Oral-B Laboratories Savings Plan were transferred to Fidelity.

(10) Cash Advance to the Plan Trustee

       TheCompany has deposited with the Plan trustee a cash advance to provide liquidity to the Gillette Company Stock Fund in order to make distributions, loans and transfers from the Fund on a timely basis. Any interest earned on the balance is allocated to participant accounts within the Gillette Company Stock Fund. The outstanding balance of the cash advance to the trustee as of December 31, 1995 was $1,500,000.

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

          Item 27(a) - Schedule of Assets Held for Investment Purposes

                                December 31, 1995

                                           (c) Description of investment
                                     including maturity date, rate of interest,
(b) Identity of issue                    collateral, par, or maturity value                (d) Cost     (e) Current value
- ---------------------                    ----------------------------------                --------     -----------------
Stock Fund Investments
     *Gillette Common Stock             Gillette Common Stock (16,917,493 shares)    $    238,056,907       881,824,305

Fixed Income Fund Contracts
     Allstate Life                      Interest - 7.29%, Due Date - 6/30/97                2,614,410         2,614,410
     Allstate Life                      Interest - 6.86%, Due Date - 6/30/97                2,306,024         2,306,025
     Canada Life                        Interest - 6.56%, Due Date - 3/31/96                3,934,567         3,934,567
     CDC Capital                        Interest - 6.04%, Due Date - 6/30/00               10,276,912        10,276,912
     Confederation Life                 Interest - 2.00%, Due Date - OPEN                   2,912,057         2,912,057
     Connecticut General                Interest - 8.70%, Due Date - 12/31/96              18,114,407        18,114,407
     Connecticut General                Interest - 6.74%, Due Date - 7/21/96                8,564,892         8,564,892
     Continental Assurance              Interest - 7.60%, Due Date - 9/30/97                6,548,505         6,548,505
     Deutsche Bank                      Interest - 5.91%, Due Date - 3/2/98                 4,071,161         4,071,161
     Deutsche Bank                      Interest - 5.99%, Due Date - 3/2/98                   5,999,128         5,999,127
     Hartford Life                      Interest - 7.00%, Due Date - 12/31/97               6,581,463         6,581,463
     J.P Morgan                         Interest - 6.03%, Due Date - 1/15/96               10,387,706        10,387,706
     John Hancock                       Interest - 5.10%, Due Date - 6/30/96                1,833,797         1,833,797
     John Hancock                       Interest - 7.33%, Due Date - 9/30/96               12,448,527        12,448,527
     Life of Virginia                   Interest - 6.12%, Due Date - 6/30/96                2,322,628         2,322,628
     Lincoln National                   Interest - 5.18%, Due Date - 1/21/96               10,488,932        10,488,932
     Massachusetts Mutual               Interest - 8.45%, Due Date - 1/2/96                 1,060,402         1,060,402
     Metropolitan Life                  Interest - 7.45%, Due Date - 9/30/96                2,703,070         2,703,070
     Metropolitan Life                  Interest - 9.48%, Due Date - 1/2/96                 8,040,100         8,040,100
     New York Life                      Interest - 6.81%, Due Date - 4/1/96                   983,600           983,600
     New York Life                      Interest - 8.65%, Due Date - 1/2/96                 3,644,813         3,644,813
     New York Life                      Interest - 7.05%, Due Date - 6/30/97                6,770,564         6,770,564
     Pacific Mutual Life                Interest - 6.09%, Due Date - 9/30/96               10,019,902        10,019,902
     Peoples Security Life              Interest - 8.23%, Due Date - 12/15/97                8,691,237         8,691,237
     Peoples Security Life              Interest - 8.24%, Due Date - 7/7/98                 9,502,682         9,502,682
     Peoples Security Life              Interest - 7.07%, Due Date - 8/4/97                10,052,692        10,052,692
     Peoples Security Life              Interest - 5.71%, Due Date - 12/15/99                3,190,104         3,190,104
     Peoples Security Life              Interest - 5.70%, Due Date - 12/15/99                7,657,281         7,657,281
     Peoples Security Life              Interest - 5.99%, Due Date - 12/15/96               10,205,839        10,205,839
     Peoples Security Life              Interest - 6.96%, Due Date - 7/15/97                4,010,237         4,010,237
     Peoples Security Life              Interest - 6.96%, Due Date - 7/15/97                7,017,931         7,017,931
     Peoples Security Life              Interest - 5.75%, Due Date - 12/31/98               6,692,134         6,692,134
     Peoples Security Life              Interest - 7.12%, Due Date - 3/31/98                8,379,622         8,379,622
     Principal Mutual                   Interest - 6.20%, Due Date - 9/30/96                1,465,616         1,465,616
     Protective Life                    Interest - 7.71%, Due Date - 9/30/98                7,419,379         7,419,379
     Provident Life                     Interest - 5.82%, Due Date - 12/31/98              11,161,487        11,161,487
     Prudential Insurance               Interest - 9.29%, Due Date - 12/31/97               1,527,534         1,527,534
     Prudential Insurance               Interest - 8.85%, Due Date - 12/31/97               8,912,146         8,912,146
     Prudential Insurance               Interest - 5.64%, Due Date - 12/31/96               2,080,587         2,080,588
     State Mutual Life                  Interest - 8.04%, Due Date - 1/2/96                 8,581,221         8,581,221
     Sunamerica Life                    Interest - 6.07%, Due Date - 12/31/98               5,607,475         5,607,475
     Transamerica Life                  Interest - 5.95%, Due Date - 3/31/99                9,174,479         9,174,479
                                                                                        -------------     -------------
                                                                                          273,957,250       273,957,250

                                                                     (Continued)

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN

          Item 27(a) - Schedule of Assets Held for Investment Purposes

                                December 31, 1995

                                           (c) Description of investment
                                     including maturity date, rate of interest,
(b) Identity of issue                    collateral, par, or maturity value                (d) Cost     (e) Current value
- ---------------------                    ----------------------------------                --------     -----------------
Investments in registered Investment Companies
     *Fidelity Intermediate Bond Fund   Pooled Funds - 898,564 Units                        9,518,181         9,354,053
     *Fidelity Short-term Investment
        Fund                            Pooled Funds - 932,960 Units                          933,848           933,848
     *Fidelity Retirement Government
        Money Market Fund               Pooled Funds - 3,220,568 Units                      3,220,569         3,220,569
     *Fidelity Magellan Fund            Pooled Funds - 422,493 Units                       32,415,694        36,325,915
     *Fidelity Balanced Fund            Pooled Funds - 1,119,296 Units                     14,754,148        15,132,881
     *Fidelity U.S. Equity Index Fund   Pooled Funds - 1,976,077 Units                     34,641,550        44,600,059
     *Fidelity Growth Company Fund      Pooled Funds - 690,499 Units                       22,445,575        25,058,209
                                                                                        -------------     -------------
                                                                                          117,929,565       134,625,534
     *Participant                           Loans  2,103  loans  granted to Plan
                                            participants,   varying  maturities,
                                            interest  rates  from  6%  to  9.5%,
                                            secured by 50% of vested account
                                            balances                                       22,513,368        22,513,368
                                                                                        -------------     -------------

Total Assets Held for Investment Purposes                                            $    652,457,090     1,312,920,457
                                                                                        =============     =============

*Represents a Party In Interest

                  THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN
                 Item 27d - Schedule of Reportable Transactions
                          Year ended December 31, 1995

                                                                          (c) Purchase       (d) Selling    (e) Lease
(a) Identity of party involved          (b) Description of asset              price             price        rental
- ------------------------------          ------------------------              -----             -----        ------
*The Gillette Company                  Purchase of common stock         $  182,751,104                -         -

*The Gillette Company                  Sale of common stock                         -        212,745,185        -

* Fidelity                             Fixed Income Fund                   151,595,016                -         -

*Fidelity                              Fixed Income Fund                            -        154,925,264        -

*Represents a Party In Interest

                                                                    (f) Expense                    (h) Current value
                                                                   incurred with   (g) Cost of        of asset on      (i) Net gain
(a) Identity of party involved          (b) Description of asset    transaction       asset        transaction date      or (loss)
- ------------------------------          ------------------------    -----------       -----        ----------------      ---------
*The Gillette Company                  Purchase of common stock         -          182,751,104     182,751,704                -

*The Gillette Company                  Sale of common stock             -          164,365,078     212,745,185         48,380,107

* Fidelity                             Fixed Income Fund                -          151,545,016     151,545,016                -

*Fidelity                              Fixed Income Fund                -          154,925,264     154,925,264                -

*Represents a Party In Interest